UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2020

THEMAVEN, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Fourth Avenue, Suite 200 Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 775-600-2765

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
None	-	-

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [  ]

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into Material Definitive Agreement.

On March 24, 2020, TheMaven, Inc. (the “Company”) and its subsidiaries, Maven Coalition, Inc., TheStreet, Inc., Maven Media Brands, LLC, as guarantors (the “Guarantors”), entered into a Second Amended and Restated Note Purchase Agreement (the “Note Purchase Agreement”) with BRF Finance Co., LLC (“BRF”), an accredited investor, in its capacity as agent for the purchasers from time to time party thereto (“Agent”), and as purchaser (in such capacity, the “Purchaser”), which amended and restated that previously disclosed Amended and Restated Note Purchase Agreement, dated as of June 14, 2019, as amended, by and among the Company, the Guarantors party thereto, the Agent and the Purchaser. Pursuant to the Note Purchase Agreement, the Company issued a 15.0% delayed draw term note (the “New Note”), in the aggregate principal amount of $12,000,000 to the Investor. Up to $8,000,000 in principal amount under the New Note is due on March 31, 2021, with the balance thereunder due on June 14, 2022. Interest on amounts outstanding under the New Note is payable in kind in arrears on the last day of each fiscal quarter. Additional borrowings under the New Note requested by the Company may be made at the option of the Purchasers. Pursuant to the Note Purchase Agreement, interest on amounts outstanding under the notes previously issued under the Note Purchase Agreement (the “Existing Notes”) with respect to (x) interest payable on the Existing Notes on March 31, 2020 and June 30, 2020, and (y) at the Company’s option with the consent of requisite Purchasers, interest payable on the Existing Notes on September 30, 2020 and December 31, 2020, in lieu of the payment in cash of all or any portion of the interest due on such dates, will be payable in kind in arrears on the last day of such fiscal quarter.

On March 25, 2020, the Company drew down $6,913,865 under the Note, and after taking into account commitment and funding fees paid to the Investor of $793,109 and legal fees and expenses of the Investor, the Company received net proceeds of approximately $6,000,000, which will be used by the Company for working capital and general corporate purposes.

In connection with entering into the Note Purchase Agreement, the Company and its subsidiaries entered into an amendment to its $15 million working capital facility to permit the additional secured debt that may be incurred under the New Note pursuant to the Note Purchase Agreement.

The foregoing is only a brief description of the respective material terms of the Note Purchase Agreement and the New Note, and is qualified in its entirety by reference to the Note Purchase Agreement and the form of New Note that are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated Note Purchase Agreement, dated as of March 24, 2020, by and among TheMaven, Inc., Maven Coalition, Inc., TheStreet, Inc., Maven Media Brands, LLC, the Agent and the Purchaser
10.2	Form of 15.0% Delayed Draw Term Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: March 30, 2020	By:	/s/ Douglas Smith
	Name:	Douglas Smith
	Title:	Chief Financial Officer